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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                  CURENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest reported) November 2, 2001
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                               Petrex Corporation
         --------------------------------------------------------------
             (Exact name of registrant as specified in its chapter)

         Nevada                      0-33029                     87-0382438
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(State or other jurisdiction        (Commission                (IRS Employer
of incorporation                    File Number)             Identification No.)



11781 South Lone Peak Parkway, Technology Center 22,
Suite 230, Draper, UT                                              84020
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(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code (801) 619-3500
                                                   --------------

                   1408 Roseland Boulevard, Tyler, Texas 75701
                   -------------------------------------------
         (Former name or former address, if changed since last report)


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ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

Following the Closing on November 2, 2001 (the "Closing") under the Agreement and Plan of Reorganization ("Merger Agreement") by and among Force 10 Trading, Inc., a Nevada corporation, ("Force 10") and Petrex Corporation, a Nevada corporation, ("Petrex") dated as of October 2, 2001, a change in control of Petrex has occurred. Under the Merger Agreement, Petrex issued a total of 6,400,000 shares of its $0.001 par value common stock to the stockholders of Force 10. As a result, the former stockholders of Force 10 now own 94% of Petrex. Immediately after the effectiveness of the Merger, Petrex will have 6,839,354 shares of common stock outstanding. Mary E. Blake, Director and Secretary of Petrex, owns 4,914,000 shares or 72% of Petrex. No other persons are known by management to have direct or indirect beneficial ownership of 5% or more of Petrex's capital stock.

Subsequent to Closing, Petrex will embark upon a new plan of operation and plans to change its corporate name to Force 10 Trading, Inc. ("Force 10"). Force 10 is an electronic trading technology and brokerage group based in Draper, Utah focused on third generation, real-time, direct access trading and execution technology. Force 10 is a development stage company that offers technology and services to institutional and retail investors. Force 10 recently opened its first office in Draper, Utah and is staffing the office with traders. Other offices will shortly follow, subject to financing. Force 10 uses intelligent order-routing software that not only scans prices throughout the market, but also instantaneously figures out which trader is most likely to fill the order electronically and instantaneously.

Upon Closing of the Merger Agreement, the existing officers and directors of Petrex resigned in favor of a new management team. Those resigning were G.W. MacDonald, Director and President; Cecil C. Wall, Director and Vice President; and Patricia A. MacDonald, Director, Treasurer and Secretary. The new management team consists of professionals with trading, high-tech, finance, and management experience. The following table sets forth certain information with respect to Petrex's directors and executive officers:

Name                       Age               Position
----                       ---               --------

Jon H. Marple              61                Chairman & CEO
Richard W. Torney          62                Director
Mary E. Blake              48                Director, Secretary
Craig A. Hewitt            33                Director
Jonny White                26                Vice-President Trading

Jon H. Marple, Chairman of the Board of Directors and CEO, is the founder of Force 10 Trading. Mr. Marple has been a successful lawyer and entrepreneur for 35 years. His early legal work was on behalf of the Federal Communications Commission and the United States Department of Justice. As a senior trial counsel at the FCC, Mr. Marple argued cases before Federal appellate courts and prepared briefs for presentation to the Supreme Court of the United States. His last company went from concept to NASDAQ in a little more than 2 years and created a $500 million market cap. Mr. Marple is a graduate of Brigham Young University and the University of Washington School of Law.


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Richard W. Torney, Director, is president of Imaging Systems, Inc. a U.S.
company and Manager of Imaging Systems International, Inc. a British Virgin Islands corporation. These two organizations have been exclusive representatives of Vutek, Inc. of Meredith, New Hampshire. Vutek is a manufacturer of large format airbrush and digital printing equipment. Mr. Torney has been responsible for management and sales in the Western Hemisphere and Spain over the last decade. During this period, Vutek has become a leader in digital printing megatrend and has grown from a small startup to a value of $275 million. Mr. Torney is also a Certified Financial Planner with vast experience in startups and developing companies. He also served on the board of Universal Broadband Networks at the time the company was on NASDAQ. He is fluent in German and Spanish. Mr. Torney will be instrumental in developing foreign markets for Force 10.

Mary E. Blake, Director and Secretary, started her 25-year career in business management with Southwestern Bell Telephone Company. After 5 years she left the telephone company to engage in entrepreneurial pursuits. The past 10 years Ms Blake has served as a corporate officer or director of two public companies. She was co-founder along with Jon Marple and served as president and secretary of a company that went from concept to NASDAQ in a little more than 2 years and created a 500 million dollar market cap. Ms Blake is a native Texan and attended Sam Houston State University for two years and then Texas A & M University for two years in the Business College. On June 4, 2001, Ms. Blake without admitting or denying the matters, consented to an Order by the Securities and Exchange Commission that Ms. Blake cease and desist from committing or causing violations of, and committing or causing any future violations of, Sections 13(d) and 16(a) of the Exchange Act and Rules 13d-1, 13d-2, 16a-2 and 16a-3 promulgated thereunder. Ms. Blake made late filings concerning her beneficial ownership interest in a public company.

Craig A. Hewitt, Director, is currently the CFO of Junum (OTCBB:JUNM), a financial services company. Mr. Hewitt has served in top financial positions for three companies that have gone from startup to public entities. His expertise has been focused on high-growth startup companies including CFO of Universal Broadband Networks ("UBNT"), which went from the OTC to NASDAQ and achieved a $500 million market cap. Mr. Hewitt has participated in over $100 million in financing for various companies. Mr. Hewitt performed similar tasks for HNC Software Insurance Solutions, which was also a start-up company that became NASDAQ listed with revenue increases from $9 million to $100 million during Mr. Hewitt's three year tenure at HNC. At his current position as CFO of Junum, Inc. he has helped guide the company from private to OTC and has qualified as a major exchange listed candidate. With Junum, as well as his other positions, Mr. Hewitt has extensive expertise and knowledge of national stock market listings, senior debt, public offerings and private placements.


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Jonny White, Vice-President/Trading is a highly recognized and well-respected management leader in direct access trading having started in the industry since it's early days. He has substantial experience in direct access trading platforms, management, marketing and office operations. Mr. White began his career in direct access trading with one of the first trading firms in the industry, Block Trading. The Block firm grew from one office to over 25 in just two short years with Mr. White's substantial input in virtually all phases of that development. Moving to CyBerCorp in 1997, Mr. White was one of the first hires by the firm that three years later would be acquired by Charles Schwab for nearly $500 million. While there, Mr. White participated in all phases of marketing, product development and management, customer relations, including training materials for the CyBerCorp platforms which incorporated interactive cds using lotus screen cam software, web site demos, product sheets, and software enhancements. He represented CyBerCorp not only at trade shows but also to executives at numerous Wall Street investment banking houses. He was also in charge of office openings with Block. As a pioneer of direct access trading, Mr. White is well known within the industry and has been involved in virtually every aspect of corporate development including the management of offices, backend management and software development.


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

As a result of the Merger Agreement described above, Petrex acquired all of the assets of Force 10. Force 10 is a development stage company that offers technology and services to institutional and retail investors.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
The financial statements required by this item will be filed by amendment not later than 60 days after November 2, 2001. The pro forma financial statements required by this item will be filed by amendment not later than 60 days after November 2, 2001.

(c) Exhibits.

Exhibit 10.1 Agreement and Plan of Reorganization ("Merger Agreement") by and among Force 10 Trading, Inc., a Nevada corporation, ("Force 10") and Petrex Corporation, a Nevada corporation, ("Petrex") dated as of October 5, 2001.

Exhibit 10.2 Escrow Agreement by and among Force 10 Trading, Inc., Petrex Corporation and Weed & Co., L.P.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on November 6, 2001.


                                                 Petrex Corporation

                                                 /s/ Jon H. Marple
                                                 Name: Jon H. Marple
                                                 Title: Chief Executive Officer



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